UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2010
 Date of Report (Date of earliest event reported)

Go Solar USA, Inc.
 (Exact name of registrant as specified in its charter)

NEVADA	333-145882	27-1753019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 St. Charles Ave., Suite 2500
New Orleans, LA	70170
(Address of principal executive offices)	(Zip Code)

(504) 582-1110
Registrant's telephone number, including area code

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 27, 2010, Go Solar USA, Inc. (the “Company”) determined that it was necessary to restate its financial statements for the year ended December 31, 2008. These financial statements had previously been audited by Moore & Associates Chartered.  On August 6, 2009, Board of Directors of the Company dismissed Moore & Associates Chartered, its independent registered public account firm.  On August 27, 2009 the PCAOB revoked the registration of Moore and Associates because of violations of PCAOB rules and auditing standards in auditing the financial statements, PCAOB rules and quality controls standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule10b-5 thereunder, and non-cooperation with a Board investigation. As a result of the foregoing, the financial statements for the year ended December 31, 2008 were reaudited by M&K CPAs.  During this audit process, the Company noted errors in the previously filed financial statements related to the accounting for equity transactions and property and equipment.

Also as a result of this correction, on April 27, 2010, the management and Board of Directors of the Company concluded that the Company’s audited financial statements for the year ended December 31, 2008 should no longer be relied upon and will be restated.

The Company expects to file restated financial statements for the year ended December 31, 2008 as soon as practicable.

The Company’s Board of Directors discussed the decision to restate the Company’s financial statements with the Company’s independent registered public accounting firm, M&K CPAs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Go Solar USA, Inc.
Date: April 29, 2010
	By:	/s/ J. David Brotherton
J. David Brotherton
Chairman & CEO